Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Second Quarter 2016 Results

– Second Quarter Net Income of $51.3 Million –

– Total Adjusted EBITDA of $99.1 Million –

– Same-Store RevPAR Increased 5.9 Percent, Same-Store Total RevPAR Increased 6.4 Percent –

– Second Quarter Gross Room Nights Booked for All Future Years Increased 13.5 Percent –

– Updates Full-Year Guidance –

NASHVILLE, Tenn. (Aug. 2, 2016) – Ryman Hospitality Properties, Inc. (NYSE:RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the second quarter ended June 30, 2016.

Colin Reed, chairman and chief executive officer of Ryman Hospitality Properties, said, “We are very pleased with our solid second quarter 2016 results from a revenue and Adjusted EBITDA perspective. We anticipated that the second quarter would be strong for our Hospitality segment, which generated same-store RevPAR growth of 5.9 percent and same-store Total RevPAR growth of 6.4 percent when compared to the second quarter of 2015.

Along with our peers, we did experience some in the year for the year softness during the second quarter of 2016; however, the contractual nature of our business affords us a measure of profitability protection during times of macroeconomic uncertainty that differentiates our model from others in our sector.

On the bookings front, we bested our impressive 2015 second quarter gross definite room night bookings for all future periods by 13.5 percent in the second quarter of 2016, which is indicative of the continued strength we see in our core group business in the years ahead.”

Second Quarter and Year-to-Date 2016 Results (As Compared to Second Quarter and Year-to-Date 2015) Included the Following:

($ in thousands, except RevPAR and Total RevPAR)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Δ	2016	2015	% Δ
Total Revenue	$296,215	$274,036	8.1%	$557,712	$527,184	5.8%

Same-Store Hospitality Revenue (1)	$259,307	$243,522	6.5%	$501,686	$479,976	4.5%

Same-Store RevPAR (1)	$147.32	$139.07	5.9%	$138.42	$134.54	2.9%
Same-Store Total RevPAR (1)	$351.45	$330.46	6.4%	$340.18	$327.46	3.9%

Operating income	$66,945	$57,015	17.4%	$105,739	$92,905	13.8%

Net income (2)	$51,331	$41,389	24.0%	$77,677	$45,921	69.2%
Net income per diluted share (2)	$1.00	$0.80	25.0%	$1.51	$0.89	69.7%

Adjusted EBITDA	$99,058	$91,751	8.0%	$172,474	$165,577	4.2%
Adjusted EBITDA Margin	33.4%	33.5%	-0.1pt	30.9%	31.4%	-0.5pt

Same-Store Hospitality Adjusted EBITDA (1)	$90,262	$84,035	7.4%	$166,216	$159,878	4.0%
Same-Store Hospitality Adjusted EBITDA Margin (1)	34.8%	34.5%	0.3pt	33.1%	33.3%	-0.2pt

Funds From Operations (FFO)	$77,756	$69,788	11.4%	$132,880	$102,890	29.1%
FFO per diluted share	$1.52	$1.35	12.6%	$2.59	$2.00	29.5%

Adjusted FFO (3)	$81,586	$75,287	8.4%	$138,136	$133,961	3.1%
Adjusted FFO per diluted share	$1.59	$1.46	8.9%	$2.69	$2.60	3.5%

(1)	Same-Store excludes the AC Hotel at National Harbor, which opened in April 2015.
(2)	Net income for the six months ended June 30, 2015 includes a loss of $20.2 million on warrant settlements associated with our previous convertible notes.
(3)	Adjusted FFO for both periods is presented using the 2016 definition of Adjusted FFO contained in this release.

For the Company’s definitions of RevPAR, Total RevPAR, Adjusted EBITDA and Adjusted FFO, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDA to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO to Net Income, see “Calculation of RevPAR and Total RevPAR,” “Non-GAAP Financial Measures,” “Revised Adjusted FFO Definition” and “Supplemental Financial Results” below. Adjusted FFO for 2015 presented herein also reflects the revised Adjusted FFO definition used for 2016.

Operating Results

Hospitality Segment

($ in thousands, except per share amounts, RevPAR and Total RevPAR)

For the three months and six months ended June 30, 2016 and 2015, the Company reported the following:

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Δ	2016	2015	% Δ
Hospitality Results
Hospitality Revenue	$262,329	$245,835	6.7%	$506,520	$482,289	5.0%

Hospitality Operating Income	$63,018	$53,827	17.1%	$108,477	$95,406	13.7%

Hospitality Adjusted EBITDA	$91,502	$85,066	7.6%	$167,843	$160,910	4.3%
Hospitality Adjusted EBITDA Margin	34.9%	34.6%	0.3pt	33.1%	33.4%	-0.3pt

Hospitality Performance Metrics
Occupancy	78.0%	75.2%	2.8pt	74.1%	73.1%	1.0pt
Average Daily Rate (ADR)	$188.86	$184.32	2.5%	$186.19	$183.75	1.3%
RevPAR	$147.40	$138.61	6.3%	$137.98	$134.36	2.7%
Total RevPAR	$347.32	$325.96	6.6%	$335.51	$325.21	3.2%

Gross Definite Rooms Nights Booked	604,093	532,270	13.5%	990,659	875,535	13.1%
Net Definite Rooms Nights Booked	429,507	402,433	6.7%	748,522	665,488	12.5%
Group Attrition (as % of contracted block)	12.8%	13.4%	-0.6pt	11.9%	12.4%	-0.5pt
Cancellations ITYFTY(1)	12,739	6,057	110.3%	28,512	18,076	57.7%

Same-Store Hospitality Results (2)
Same-Store Hospitality Revenue	$259,307	$243,522	6.5%	$501,686	$479,976	4.5%

Same-Store Hospitality Operating Income	$62,094	$53,264	16.6%	$107,482	$95,589	12.4%

Same-Store Hospitality Adjusted EBITDA	$90,262	$84,035	7.4%	$166,216	$159,878	4.0%
Same-Store Hospitality Adjusted EBITDA Margin	34.8%	34.5%	0.3pt	33.1%	33.3%	-0.2pt

Same-Store Hospitality Performance Metrics
Occupancy	78.0%	75.6%	2.4pt	74.3%	73.3%	1.0pt
Average Daily Rate (ADR)	$188.86	$183.83	2.7%	$186.20	$183.49	1.5%
RevPAR	$147.32	$139.07	5.9%	$138.42	$134.54	2.9%
Total RevPAR	$351.45	$330.46	6.4%	$340.18	$327.46	3.9%

(1)	“ITYFTY” represents In The Year For The Year.
(2)	Same-Store excludes the AC Hotel at National Harbor, which opened in April 2015.

Property-level results and operating metrics for second quarter 2016 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDA Reconciliations,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDA to Hospitality Operating Income, Same-Store Hospitality Adjusted EBITDA to Same-Store Hospitality Operating Income, and property-level Adjusted EBITDA to property-level Operating Income for each of the hotel properties. Highlights for second quarter 2016 for the Hospitality segment and at each property include:

•	Hospitality Segment (Same-Store): Total revenue increased 6.5 percent to $259.3 million in second quarter 2016 compared to second quarter 2015. RevPAR increased 5.9 percent, driven by an increase in occupancy of 2.4 percentage points and a 2.7 percent increase in ADR. Operating income increased 16.6 percent to $62.1 million in second quarter 2016 compared to second quarter 2015. Adjusted EBITDA increased 7.4 percent, as compared to second quarter 2015, to $90.3 million. Adjusted EBITDA margin was up slightly compared to second quarter 2015. Adjusted EBITDA for second quarter 2016 includes the accrual of approximately $0.7 million in additional incentive management fees payable to our operator based on full-year 2016 performance expectations.

•	Gaylord Opryland: Total revenue for second quarter 2016 increased 1.5 percent to $79.6 million compared to second quarter 2015, driven by strong ADR growth and solid food and beverage performance despite a decrease in occupancy of 2.3 percentage points compared to second quarter 2015. There were 8,630 room nights out of service during the second quarter of 2016 due to a planned rooms renovation. Operating income decreased 3.6 percent to $21.4 million in second quarter 2016 compared to second quarter 2015. Adjusted EBITDA decreased 3.3 percent, as compared to second quarter 2015, to $28.7 million, and Adjusted EBITDA margin decreased by 180 basis points due to lower attrition and cancellation fees collected, non-capitalized costs associated with a planned rooms renovation, an increase in group commissions paid and an increase in costs associated with the accrual of incentive management fees.

•	Gaylord Palms: Total revenue for second quarter 2016 increased 11.6 percent to $45.7 million compared to second quarter 2015 due to a 6.5 percentage point increase in occupancy coupled with an increase in food and beverage revenue. Strong banquet revenue and new and refurbished dining outlets that opened in the second quarter of 2016 were the main drivers for the year-over-year food and beverage increase. Operating income increased 56.5 percent to $8.1 million in second quarter 2016 compared to second quarter 2015. Adjusted EBITDA increased 27.0 percent to $14.1 million compared to second quarter 2015, and Adjusted EBITDA margin increased by 370 basis points.

•

Gaylord Texan: Total revenue for second quarter 2016 increased 12.8 percent to $56.4 million, due to a 6.1 percentage point increase in occupancy as well as a 5.9 percent increase in ADR compared to second quarter 2015. Operating income increased 29.4 percent to $15.6 million in second quarter 2016 compared to second quarter 2015. Adjusted EBITDA increased 20.6 percent to $20.6 million compared to second quarter 2015, driven by the growth in rooms revenue coupled with an increase in food and beverage revenue related to strong group performance and summer holiday programming. Adjusted EBITDA margin increased by 240 basis points compared to second quarter 2015.

•	Gaylord National: Total revenue for second quarter 2016 increased 4.3 percent to $73.6 million, driven by a 2.8 percentage point increase in occupancy and an increase in food and beverage revenue compared to second quarter 2015. Operating income increased 23.0 percent to $16.0 million in second quarter 2016 compared to second quarter 2015. Adjusted EBITDA increased 2.0 percent to $25.4 million, as compared to second quarter 2015. Adjusted EBITDA margin decreased by 80 basis points due to a decrease in bond interest income as a result of a note receivable discount amortization, higher sales and marketing expenses and an increase in group commissions paid during the second quarter of 2016 as compared to second quarter 2015.

Reed continued, “We are pleased with the top- and bottom-line growth our hotels produced on association and transient-driven occupancy increases this quarter as compared to the second quarter of 2015. We are especially pleased with these results given that we had the equivalent of approximately 1.2 points of occupancy out of service in the second quarter due to the rooms renovation program at Gaylord Opryland.

We saw strong group performance at Gaylord Texan, which led the brand in occupancy this quarter. This strong group performance was augmented by high-rated leisure business due in part to the debut of the resort’s $5 million pool expansion over Memorial Day weekend. We look forward to breaking ground on the larger Gaylord Texan rooms and meeting space expansion in the third quarter.”

Entertainment Segment

For the three months and six months ended June 30, 2016 and 2015, the Company reported the following:

($ in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Δ	2016	2015	% Δ

Revenue	$33,886	$28,201	20.2%	$51,192	$44,895	14.0%
Operating Income	$11,491	$10,158	13.1%	$12,454	$12,278	1.4%
Adjusted EBITDA	$13,247	$11,674	13.5%	$16,019	$15,417	3.9%
Adjusted EBITDA Margin	39.1%	41.4%	-2.3pt	31.3%	34.3%	-3.0pt

Reed continued, “Our Entertainment segment produced strong, double-digit year-over-year increases in both revenue and Adjusted EBITDA in the second quarter compared to the prior-year quarter, which further demonstrates the increased demand for our one-of-a-kind assets. Our previously-announced Wildhorse Saloon renovation was completed in May, and early feedback from our group customers and leisure guests has been positive.

We continued to make investments in people and resources during the second quarter to help us pursue growth opportunities for this segment, which is reflected in our Adjusted EBITDA margin. In addition to these investments, we recruited a chief operating officer during the quarter, who officially joined the Company in July to oversee our flagship Entertainment assets as we pursue our strategic growth initiatives.”

Corporate and Other Segment

For the three months and six months ended June 30, 2016 and 2015, the Company reported the following:

($ in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Δ	2016	2015	% Δ

Operating Loss	($7,564)	($6,970)	-8.5%	($15,192)	($14,779)	-2.8%
Adjusted EBITDA	($5,691)	($4,989)	-14.1%	($11,388)	($10,750)	-5.9%

Dividend Update

The Company paid its second quarter 2016 cash dividend of $0.75 per share of common stock on July 15, 2016 to stockholders of record on June 30, 2016. It is the Company’s current plan to distribute total 2016 annual dividends of approximately $3.00 per share in cash in equal quarterly payments with the remaining payments occurring in October 2016 and January 2017. Any future dividend is subject to the Board of Director’s determinations as to the amount of quarterly distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of June 30, 2016, the Company had total debt outstanding of $1,493.6 million, net of unamortized deferred financing costs, and unrestricted cash of $50.7 million. As of June 30, 2016, $373.9 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $2.1 million in letters of credit, which left $324.0 million of availability for borrowing under the credit facility.

Guidance

The Company is updating its 2016 guidance provided on February 26, 2016, which was reaffirmed on May 3, 2016, to reflect its expectations for Hospitality RevPAR and Hospitality Total RevPAR for the full year. The following business performance outlook is based on current information as of August 2, 2016. The Company does not expect to update the guidance provided below before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason.

Reed continued, “We remain bullish on the long-term strength of our business and our group-centric model; however, recent short-term economic uncertainty has tempered our in the year for the year revenue expectations for our Hospitality segment. In addition, we experienced a meaningful in the year for the year group cancellation in the second quarter that has affected our RevPAR growth expectations for the remainder of the year. We have since received $1.9 million in cancellation fees associated with this group, which has provided a measure of profitability protection. In addition, we have plans in place at each of our hotels to preserve full-year profitability expectations. As such, while we are revising our Hospitality RevPAR and Hospitality Total RevPAR guidance ranges, our outlook for Adjusted EBITDA remains unchanged. Finally, we are modestly adjusting our estimated shares outstanding to account for share repurchases and employee stock option redemptions that have occurred year to date, as these items were not contemplated in our original guidance.”

$ in millions, except per share figures	Updated Guidance Full Year 2016		Variance to Prior Guidance
	Low	High	Low	High

Hospitality RevPAR (1)	3.0%	4.0%	-0.5%	-2.0%
Hospitality Total RevPAR (1)	3.0%	4.0%	-0.5%	-2.0%
Hospitality Adjusted EBITDA Margin Change	+ 50 bps	+ 110 bps	+ 20 bps	+ 60 bps

Adjusted EBITDA
Hospitality (2)	$328.0	$338.0	$—	$—
AC Hotel	3.0	4.0	—	—
Entertainment (Opry and Attractions)	31.0	35.0	—	—
Corporate and Other	(23.0)	(21.0)	—	—

Consolidated Adjusted EBITDA	$339.0	$356.0	$—	$—

Funds from Operations (FFO)	$247.8	$268.8	$—	$—
Adjusted FFO (3)	$268.6	$289.0	$—	$—

FFO per Diluted Share	$4.85	$5.26	$0.02	$0.02
Adjusted FFO per Diluted Share	$5.26	$5.66	$0.02	$0.03

Estimated Diluted Shares Outstanding	51.1	51.1	(0.2)	(0.2)

(1)	Hospitality segment guidance for RevPAR and Total RevPAR does not include the AC Hotel.
(2)	Hospitality segment guidance assumes approximately 35,800 room nights out of service in 2016 due to the renovation of rooms at Gaylord Opryland. The out of service rooms do not impact total available room count for calculating hotel metrics (e.g., RevPAR and Total RevPAR).
(3)	See “Revised Adjusted FFO Definition” below for a description of how we calculate AFFO and certain changes to this calculation beginning in 2016 (which changes are reflected in the guidance range above).

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 7,805 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and 650 AM WSM, the Opry’s radio home. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, out-of-service rooms, plans to engage in common stock repurchase transactions and the timing and form of such transactions, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the

Company’s hotels, the effect of the Company’s election to be taxed as a REIT for federal income tax purposes commencing with the year ended December 31, 2013, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

To calculate Adjusted EBITDA, we determine EBITDA, which represents net income (loss) determined in accordance with GAAP, plus loss (income) from discontinued operations, net; provision (benefit) for income taxes; other (gains) and losses, net; loss on extinguishment of debt; (income) loss from joint ventures; interest expense; and depreciation and amortization, less interest income. Adjusted EBITDA is calculated as EBITDA plus preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges; any closing costs of completed acquisitions; interest income on Gaylord National bonds; other gains and (losses); (gains) and losses on warrant settlements; pension settlement charges; pro rata Adjusted EBITDA from joint ventures, and any other adjustments we have identified in this release. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA and a reconciliation of segment and property-level operating income to segment and property-level Adjusted EBITDA are set forth below under “Supplemental Financial Results.” Hospitality Adjusted EBITDA—Same-Store excludes the AC Hotel at National Harbor.

Revised Adjusted FFO Definition

We calculate Adjusted FFO to mean net income (loss) (computed in accordance with GAAP), excluding non-controlling interests, and gains and losses from sales of property; plus depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and pro rata adjustments from joint ventures (which equals FFO). We then exclude impairment losses; we also exclude written-off deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing cost, pension settlement charges and (gains) losses on extinguishment of debt and warrant settlements. Beginning in 2016, we exclude the impact of deferred income tax expense (benefit). We believe that the presentation of Adjusted FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use Adjusted FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of net income (loss) to Adjusted FFO is set forth below under “Supplemental Financial Results.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDA and Adjusted FFO, and any related per share measures, should not be considered as alternative measures of our net income (loss), operating performance, cash flow or liquidity. Adjusted EBITDA and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDA and Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President and Chief Financial Officer	Brian Abrahamson, Vice President of Corporate Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6302
mfioravanti@rymanhp.com	babrahamson@rymanhp.com
~or~	~or~
Todd Siefert, Vice President of Corporate Finance & Treasurer	Josh Hochberg or Dan Zacchei
Ryman Hospitality Properties, Inc.	Sloane & Company
(615) 316-6344	(212) 446-1892 or (212) 446-1882
tsiefert@rymanhp.com	jhochberg@sloanepr.com; dzacchei@sloanepr.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jun. 30,		Jun. 30,
	2016	2015	2016	2015
Revenues:
Rooms	$111,331	$104,540	$208,300	$199,261
Food and beverage	127,217	119,042	249,450	237,373
Other hotel revenue	23,781	22,253	48,770	45,655
Entertainment	33,886	28,201	51,192	44,895

Total revenues	296,215	274,036	557,712	527,184

Operating expenses:
Rooms	28,140	26,802	54,121	52,869
Food and beverage	67,998	64,789	136,255	129,864
Other hotel expenses	73,491	70,109	146,179	140,405
Management fees	5,501	3,791	10,838	7,303

Total hotel operating expenses	175,130	165,491	347,393	330,441
Entertainment	20,834	16,659	35,530	29,821
Corporate	6,897	6,273	13,868	13,367
Preopening costs	—	199	—	791
Impairment and other charges	—	—	—	2,890
Depreciation and amortization	26,409	28,399	55,182	56,969

Total operating expenses	229,270	217,021	451,973	434,279

Operating income	66,945	57,015	105,739	92,905

Interest expense, net of amounts capitalized	(16,016)	(17,814)	(32,055)	(31,627)
Interest income	3,008	3,393	6,151	6,401
Loss from joint ventures	(1,058)	—	(1,448)	—
Other gains and (losses), net	(133)	(339)	(180)	(20,571)

Income before income taxes	52,746	42,255	78,207	47,108

Provision for income taxes	(1,415)	(866)	(530)	(1,187)

Net income	$51,331	$41,389	$77,677	$45,921

Basic net income per share	$1.01	$0.81	$1.52	$0.90

Fully diluted net income per share	$1.00	$0.80	$1.51	$0.89

Weighted average common shares for the period:
Basic	50,977	51,269	51,011	51,196
Diluted	51,221	51,601	51,296	51,562

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Jun. 30,	Dec. 31,
	2016	2015

ASSETS:
Property and equipment, net of accumulated depreciation	$1,984,035	$1,982,816
Cash and cash equivalents - unrestricted	50,732	56,291
Cash and cash equivalents - restricted	29,966	22,355
Notes receivable	155,357	152,560
Trade receivables, net	52,568	55,033
Prepaid expenses and other assets	83,230	62,379

Total assets	$2,355,888	$2,331,434

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Debt and capital lease obligations	$1,493,632	$1,431,710
Accounts payable and accrued liabilities	136,683	153,383
Dividends payable	38,949	36,868
Deferred management rights proceeds	181,603	183,119
Deferred income taxes, net	520	1,163
Other liabilities	147,536	145,629
Stockholders’ equity	356,965	379,562

Total liabilities and stockholders’ equity	$2,355,888	$2,331,434

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDA RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2016		2015		2016		2015
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$296,215		$274,036		$557,712		$527,184
Net income	$51,331		$41,389		$77,677		$45,921
Provision for income taxes	1,415		866		530		1,187
Other (gains) and losses, net	133		339		180		20,571
Loss from joint ventures	1,058		—		1,448		—
Interest expense, net	13,008		14,421		25,904		25,226
Depreciation & amortization	26,409		28,399		55,182		56,969

EBITDA	93,354	31.5%	85,414	31.2%	160,921	28.9%	149,874	28.4%
Preopening costs	—		199		—		791
Non-cash lease expense	1,311		1,341		2,622		2,682
Equity-based compensation	1,513		1,467		3,062		3,057
Impairment charges	—		—		—		2,890
Interest income on Gaylord National bonds	2,992		3,381		6,094		6,380
Pro rata adjusted EBITDA from joint ventures	(3)		—		(3)		—
Other gains and (losses), net	(133)		(339)		(180)		(20,571)
Loss on warrant settlements	—		60		—		20,246
(Gain) loss on disposal of assets	24		228		(42)		228

Adjusted EBITDA	$99,058	33.4%	$91,751	33.5%	$172,474	30.9%	$165,577	31.4%

Hospitality segment
Revenue	$262,329		$245,835		$506,520		$482,289
Operating income	$63,018		$53,827		$108,477		$95,406
Depreciation & amortization	24,181		26,349		50,650		52,792
Preopening costs	—		168		—		760
Non-cash lease expense	1,311		1,341		2,622		2,682
Impairment charges	—		—		—		2,890
Interest income on Gaylord National bonds	2,992		3,381		6,094		6,380
Other gains and (losses), net	(24)		(222)		(24)		(222)
Loss on disposal of assets	24		222		24		222

Adjusted EBITDA	$91,502	34.9%	$85,066	34.6%	$167,843	33.1%	$160,910	33.4%

Entertainment segment
Revenue	$33,886		$28,201		$51,192		$44,895
Operating income	$11,491		$10,158		$12,454		$12,278
Depreciation & amortization	1,561		1,353		3,208		2,765
Preopening costs	—		31		—		31
Equity-based compensation	198		132		360		343
Pro rata adjusted EBITDA from joint ventures	(3)		—		(3)		—

Adjusted EBITDA	$13,247	39.1%	$11,674	41.4%	$16,019	31.3%	$15,417	34.3%

Corporate and Other segment
Operating loss	$(7,564)		$(6,970)		$(15,192)		$(14,779)
Depreciation & amortization	667		697		1,324		1,412
Equity-based compensation	1,315		1,335		2,702		2,714
Other gains and (losses), net	(109)		(117)		(156)		(20,349)
Loss on warrant settlements	—		60		—		20,246
(Gain) loss on disposal of assets	—		6		(66)		6

Adjusted EBITDA	$(5,691)		$(4,989)		$(11,388)		$(10,750)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2016	2015	2016	2015
Consolidated
Net income	$51,331	$41,389	$77,677	$45,921
Depreciation & amortization	26,409	28,399	55,182	56,969
Pro rata adjustments from joint ventures	16	—	21	—

FFO	77,756	69,788	132,880	102,890

Non-cash lease expense	1,311	1,341	2,622	2,682
Impairment charges	—	—	—	2,890
Pro rata adjustments from joint ventures	417	—	811	—
Loss on warrant settlements	—	60	—	20,246
(Gain) loss on other assets	24	228	(10)	228
Write-off of deferred financing costs	—	1,926	—	1,926
Amortization of deferred financing costs	1,216	1,459	2,432	2,855
Deferred tax (benefit) expense	862	485	(599)	244

Adjusted FFO (1)	$81,586	$75,287	$138,136	$133,961

Capital expenditures (2)	(15,795)	(12,357)	(29,491)	(24,792)

Adjusted FFO less maintenance capital expenditures	$65,791	$62,930	$108,645	$109,169

FFO per basic share	$1.53	$1.36	$2.60	$2.01
Adjusted FFO per basic share	$1.60	$1.47	$2.71	$2.62

FFO per diluted share	$1.52	$1.35	$2.59	$2.00
Adjusted FFO per diluted share	$1.59	$1.46	$2.69	$2.60

(1)	Adjusted FFO for both periods is presented using the 2016 definition of Adjusted FFO contained in this release.
(2)	Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

Unaudited

(in thousands, except operating metrics)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2016	2015	2016	2015

HOSPITALITY OPERATING METRICS:

Hospitality Segment

Occupancy	78.0%	75.2%	74.1%	73.1%
Average daily rate (ADR)	$188.86	$184.32	$186.19	$183.75
RevPAR	$147.40	$138.61	$137.98	$134.36
OtherPAR	$199.92	$187.35	$197.53	$190.85
Total RevPAR	$347.32	$325.96	$335.51	$325.21

Revenue	$262,329	$245,835	$506,520	$482,289
Adjusted EBITDA	$91,502	$85,066	$167,843	$160,910
Adjusted EBITDA Margin	34.9%	34.6%	33.1%	33.4%

Same-Store Hospitality Segment (1)

Occupancy	78.0%	75.6%	74.3%	73.3%
Average daily rate (ADR)	$188.86	$183.83	$186.20	$183.49
RevPAR	$147.32	$139.07	$138.42	$134.54
OtherPAR	$204.13	$191.39	$201.76	$192.92
Total RevPAR	$351.45	$330.46	$340.18	$327.46

Revenue	$259,307	$243,522	$501,686	$479,976
Adjusted EBITDA	$90,262	$84,035	$166,216	$159,878
Adjusted EBITDA Margin	34.8%	34.5%	33.1%	33.3%

Gaylord Opryland

Occupancy	77.2%	79.5%	74.3%	72.3%
Average daily rate (ADR)	$180.88	$170.83	$173.67	$167.59
RevPAR	$139.58	$135.76	$129.08	$121.21
OtherPAR	$163.87	$163.11	$166.85	$158.54
Total RevPAR	$303.45	$298.87	$295.93	$279.75

Revenue	$79,582	$78,382	$155,222	$145,929
Adjusted EBITDA	$28,707	$29,702	$52,797	$51,468
Adjusted EBITDA Margin	36.1%	37.9%	34.0%	35.3%

Gaylord Palms

Occupancy	78.3%	71.8%	80.1%	77.3%
Average daily rate (ADR)	$167.77	$164.72	$181.31	$180.63
RevPAR	$131.37	$118.22	$145.16	$139.59
OtherPAR	$223.15	$201.73	$249.86	$231.02
Total RevPAR	$354.52	$319.95	$395.02	$370.61

Revenue	$45,683	$40,936	$101,442	$94,316
Adjusted EBITDA	$14,135	$11,131	$35,033	$31,206
Adjusted EBITDA Margin	30.9%	27.2%	34.5%	33.1%

Gaylord Texan

Occupancy	79.8%	73.7%	76.4%	74.9%
Average daily rate (ADR)	$198.00	$187.03	$192.02	$191.53
RevPAR	$158.09	$137.75	$146.74	$143.39
OtherPAR	$251.72	$225.51	$253.33	$241.50
Total RevPAR	$409.81	$363.26	$400.07	$384.89

Revenue	$56,350	$49,950	$110,021	$105,265
Adjusted EBITDA	$20,633	$17,105	$39,986	$37,985
Adjusted EBITDA Margin	36.6%	34.2%	36.3%	36.1%

Gaylord National

Occupancy	76.6%	73.8%	68.5%	71.1%
Average daily rate (ADR)	$217.96	$223.74	$214.48	$211.85
RevPAR	$167.01	$165.13	$147.00	$150.69
OtherPAR	$237.92	$223.07	$204.54	$203.81
Total RevPAR	$404.93	$388.20	$351.54	$354.50

Revenue	$73,550	$70,510	$127,705	$128,072
Adjusted EBITDA	$25,363	$24,868	$36,274	$37,475
Adjusted EBITDA Margin	34.5%	35.3%	28.4%	29.3%

The AC Hotel at National Harbor (2)

Occupancy	79.8%	56.2%	64.3%	56.2%
Average daily rate (ADR)	$188.82	$211.94	$185.57	$211.94
RevPAR	$150.63	$119.17	$119.38	$119.17
OtherPAR	$22.39	$14.67	$18.98	$14.67
Total RevPAR	$173.02	$133.84	$138.36	$133.84

Revenue	$3,022	$2,313	$4,834	$2,313
Adjusted EBITDA	$1,240	$1,031	$1,627	$1,032
Adjusted EBITDA Margin	41.0%	44.6%	33.7%	44.6%

The Inn at Opryland (3)

Occupancy	84.5%	79.4%	75.6%	71.2%
Average daily rate (ADR)	$132.64	$128.65	$129.27	$122.73
RevPAR	$112.14	$102.13	$97.67	$87.34
OtherPAR	$38.06	$33.69	$34.64	$29.24
Total RevPAR	$150.20	$135.82	$132.31	$116.58

Revenue	$4,142	$3,744	$7,296	$6,394
Adjusted EBITDA	$1,424	$1,229	$2,126	$1,744
Adjusted EBITDA Margin	34.4%	32.8%	29.1%	27.3%

(1)	Same-store excludes the AC Hotel at National Harbor.
(2)	The AC Hotel at National Harbor opened in April 2015.
(3)	Includes other hospitality revenue and expense.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDA RECONCILIATIONS

Unaudited

(in thousands)

	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2016		2015		2016		2015
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$262,329		$245,835		$506,520		$482,289
Operating income	$63,018		$53,827		$108,477		$95,406
Depreciation & amortization	24,181		26,349		50,650		52,792
Preopening costs	—		168		—		760
Non-cash lease expense	1,311		1,341		2,622		2,682
Impairment charges	—		—		—		2,890
Interest income on Gaylord National bonds	2,992		3,381		6,094		6,380
Other gains and (losses), net	(24)		(222)		(24)		(222)
Loss on disposal of assets	24		222		24		222

Adjusted EBITDA	$91,502	34.9%	$85,066	34.6%	$167,843	33.1%	$160,910	33.4%

Same-Store Hospitality segment (1)
Revenue	$259,307		$243,522		$501,686		$479,976
Operating income	$62,094		$53,264		$107,482		$95,589
Depreciation & amortization	23,865		26,049		50,018		52,337
Non-cash lease expense	1,311		1,341		2,622		2,682
Impairment charges	—		—		—		2,890
Interest income on Gaylord National bonds	2,992		3,381		6,094		6,380
Other gains and (losses), net	(24)		(222)		(24)		(222)
Loss on disposal of assets	24		222		24		222

Adjusted EBITDA	$90,262	34.8%	$84,035	34.5%	$166,216	33.1%	$159,878	33.3%

Gaylord Opryland
Revenue	$79,582		$78,382		$155,222		$145,929
Operating income	$21,359		$22,152		$37,908		$35,500
Depreciation & amortization	7,348		7,550		14,889		15,278
Impairment charges	—		—		—		690

Adjusted EBITDA	$28,707	36.1%	$29,702	37.9%	$52,797	34.0%	$51,468	35.3%

Gaylord Palms
Revenue	$45,683		$40,936		$101,442		$94,316
Operating income	$8,062		$5,150		$22,941		$18,369
Depreciation & amortization	4,762		4,640		9,470		9,358
Non-cash lease expense	1,311		1,341		2,622		2,682
Impairment charges	—		—		—		797

Adjusted EBITDA	$14,135	30.9%	$11,131	27.2%	$35,033	34.5%	$31,206	33.1%

Gaylord Texan
Revenue	$56,350		$49,950		$110,021		$105,265
Operating income	$15,607		$12,063		$29,956		$27,117
Depreciation & amortization	5,026		5,042		10,030		10,083
Impairment charges	—		—		—		785
Other gains and (losses), net	—		(222)		—		(222)
Loss on disposal of assets	—		222		—		222

Adjusted EBITDA	$20,633	36.6%	$17,105	34.2%	$39,986	36.3%	$37,985	36.1%

Gaylord National
Revenue	$73,550		$70,510		$127,705		$128,072
Operating income	$15,976		$12,993		$15,219		$13,513
Depreciation & amortization	6,395		8,494		14,961		16,964
Impairment charges	—		—		—		618
Interest income on Gaylord National bonds	2,992		3,381		6,094		6,380
Other gains and (losses), net	(24)		—		(24)		—
Loss on disposal of assets	24		—		24		—

Adjusted EBITDA	$25,363	34.5%	$24,868	35.3%	$36,274	28.4%	$37,475	29.3%

The AC Hotel at National Harbor (2)
Revenue	$3,022		$2,313		$4,834		$2,313
Operating income (loss)	$924		$563		$995		$(183)
Depreciation & amortization	316		300		632		455
Preopening costs	—		168		—		760

Adjusted EBITDA	$1,240	41.0%	$1,031	44.6%	$1,627	33.7%	$1,032	44.6%

The Inn at Opryland (3)
Revenue	$4,142		$3,744		$7,296		$6,394
Operating income	$1,090		$906		$1,458		$1,090
Depreciation & amortization	334		323		668		654

Adjusted EBITDA	$1,424	34.4%	$1,229	32.8%	$2,126	29.1%	$1,744	27.3%

(1)	Same-store excludes the AC Hotel at National Harbor.
(2)	The AC Hotel at National Harbor opened in April 2015.
(3)	Includes other hospitality revenue and expense.

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Funds From Operations (“AFFO”) reconciliation:

	GUIDANCE RANGE
	FOR FULL YEAR 2016
	Low	High
Ryman Hospitality Properties, Inc.
Net Income	$136,200	$157,200
Provision (benefit) for income taxes	10,000	8,000
Other (gains) and losses, net	—	—
Interest expense	68,000	66,000
Interest income	(11,300)	(11,300)

Operating Income	202,900	219,900
Depreciation and amortization	111,600	111,600

EBITDA	314,500	331,500
Non-cash lease expense	5,200	5,200
Preopening expense	—	—
Equity based compensation	6,000	6,000
Pension settlement charge, Other	2,000	2,000
Other gains and (losses), net	—	—
Interest income	11,300	11,300

Adjusted EBITDA	$339,000	$356,000

Hospitality Segment [1]
Operating Income	$212,100	$223,100
Depreciation and amortization	102,400	102,400

EBITDA	314,500	325,500
Non-cash lease expense	5,200	5,200
Preopening expense	—	—
Equity based compensation	—	—
Other gains and (losses), net	—	—
Interest income	11,300	11,300

Adjusted EBITDA	$331,000	$342,000

Entertainment Segment
Operating Income	$24,600	$28,600
Depreciation and amortization	5,700	5,700

EBITDA	30,300	34,300
Equity based compensation	700	700

Adjusted EBITDA	$31,000	$35,000

Corporate and Other Segment
Operating Income	$(33,800)	$(31,800)
Depreciation and amortization	3,500	3,500

EBITDA	(30,300)	(28,300)
Equity based compensation	5,300	5,300
Pension settlement charge, Other	2,000	2,000
Other gains and (losses), net	—	—

Adjusted EBITDA	$(23,000)	$(21,000)

Ryman Hospitality Properties, Inc.
Net income	$136,200	$157,200
Depreciation & amortization	111,600	111,600

Funds from Operations (FFO)	247,800	268,800
Non-cash lease expense	5,200	5,200
Amortization of DFC	5,400	5,200
Deferred tax expense	7,600	7,600
Pension settlement charge	2,600	2,200

Adjusted FFO	$268,600	$289,000

1	Hospitality includes AC Hotel